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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To the Board of Directors and Shareholders of argenx SE

        We consent to the use in this Registration Statement on Form F-1 of our report dated April 4, 2017 relating to the financial statements of argenx N.V., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Accountants B.V.

Eindhoven, The Netherlands
May 3, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM